UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2009

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32483 (Commission File Number)	61-1109077 (IRS Employer Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2009 the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors of Accuride Corporation (the “Company”) supplemented its long term incentive program (“LTIP”), an annual systematic equity award granting program consisting of restricted stock units and stock appreciation rights within the existing structure of the Company’s 2005 Incentive Award Plan, by making cash awards under a Cash Award Agreement, a form of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.  The cash award is intended to supplement the restricted stock unit and stock appreciation rights grants to bring the total value of the annual LTIP award closer to what it has been in past years without using a significant number of equity shares and to serve as a long term retention tool.

Under the terms of the Cash Award Agreement, the total cash award will vest and become payable in annual installments of 10%, 20%, 30% and 40% over approximately a three and one-half year period on each December 1st following the date of grant.  If the grantee leaves employment prior to vesting or engages in any “Prohibited Activity”  any unvested portion of the cash award will be forfeited.  In addition, if the grantee engages in any “Prohibited Activity” within 24 months of the day on which he or she received one or more cash payments pursuant to the Cash Award Agreement, he or she must pay to the Company an amount equal to the cash payment(s) previously received.  For this purpose “Prohibited Activity” includes violation of any agreements regarding:

•                  non-solicitation of customers or any entities engaged in the commercial vehicle component industry with which the Company has contracts at the time;

•                  non-solicitation of the Company’s officers, employees or agents;

•                  confidentiality, proprietary information, or non-disclosure;

•                  non-competition; or

•                  assignment to the Company of copyrightable or patentable work.

The Compensation Committee approved the following cash awards to the Company’s Named Executive Officers:

Officer:	Cash Award:

Edward J. Gulda	$176,933

Richard F. Schomer	$147,430

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                           Form of Cash Award Agreement for use with 2005 Incentive Award Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	April 28, 2009	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel